Exhibit 99.1

eGAIN ANNOUNCES PRELIMINARY FINANCIAL RESULTS

FOR THE QUARTER AND YEAR ENDED JUNE 30, 2005

Mountain View, Calif. (July 21, 2005) – eGain Communications Corporation (OTC: EGAN.OB), a leading provider of customer service and contact center software, today announced preliminary financial results for the fourth quarter and fiscal year ended June 30, 2005.

The Company expects revenue for the quarter ended June 30, 2005 to be in the range of $5.5 million to $5.8 million compared to revenue of $4.7 million in the comparable year-ago quarter. The Company expects revenue for the fiscal year ended June 30, 2005 to be in the range of $20.1 million to $20.4 million compared to revenue of $19.6 million in fiscal year 2004.

The Company expects to report approximately break-even results from operations for the fiscal year ended June 30, 2005 compared to a loss from operations of $4.4 million in fiscal year 2004. Profit/(loss) from operations exclude accreted dividends, interest expense, other income, other expense and tax expense.

“We are pleased with our performance in closing out fiscal year 2005,” said Ashu Roy, CEO of eGain. “We see increased adoption for eGain Service™ 7, our award-winning suite for implementing Customer Interaction Hubs, across the enterprise and mid-market businesses and look forward to continuing this positive revenue momentum in fiscal year 2006.”

The Company plans to announce final financial results in August, after the completion of the annual audit of its financial results by BDO Seidman, LLP.

About eGain Communications Corporation

eGain is a provider of customer service and contact center software and services, trusted by world-class companies to achieve and sustain customer service excellence for over a decade. eGain Service™ 7, the company’s software suite, available licensed or hosted, includes integrated applications for customer email management, live web collaboration, service fulfillment, knowledge management, and web self-service. These robust applications are built on the eGain Service Management Platform™ (eGain SMP™), designed to be a scalable next-generation framework that includes end-to-end service process management, multi-channel, multi-site contact center management, a flexible integration approach, and certified out-of-the-box integrations with leading call center, content and business systems.

Headquartered in Mountain View, California, eGain has an operating presence in 18 countries. To find out more about eGain, visit http://www.eGain.com or call the company’s offices—United States: (888) 603-4246 ext. 9; London: +44 (0) 1753-464646.

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Cautionary Note Regarding Forward-looking Statements

The final results for the fourth quarter and fiscal year ended June 30, 2005 of eGain, may differ from the preliminary results discussed above due to factors that include, but are not limited to, possible changes to the characterization, of or accounting for, the financial results of such periods or corrections from our final review of the financial results and preparation of quarterly and annual financial statements. All statements in this release that involve eGain’s plans, forecasts, beliefs, projections, expectations, strategies and intentions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the uncertainty of demand for eGain products; the anticipated customer benefits from eGain products; increased competition and technological changes in the markets in which eGain competes; eGain’s ability to manage its expenditures; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on September 28, 2004, and the company’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corp. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact: Karen Thrash 650-230-7528 PR@eGain.com	Investor Contact: IRegain@eGain.com